As filed with the Securities and Exchange Commission on March 9, 2015

Registration No. 333-193949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHYRONHEGO CORPORATION

(Exact name of registrant as specified in its charter)

New York	11-2117385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5 Hub Drive

Melville, NY 11747

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Johan Apel

President and Chief Executive Officer

ChyronHego Corporation

5 Hub Drive

Melville, NY 11747

(631) 845-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steve Camahort, Esq. Shearman & Sterling LLP Four Embarcadero Center, Suite 3800 San Francisco, CA 94111 (415) 616-1100

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

Effective March [__], 2015, pursuant to the Agreement and Plan of Merger among ChyronHego Corporation (“Registrant”), Vector CH Holdings (Cayman) L.P. (“Vector”), and CH Merger Sub, Inc. (“Merger Sub”), dated as of November 17, 2014, Vector will complete its acquisition of Registrant. The acquisition will be effected by merging Merger Sub with and into Registrant, with Registrant surviving the merger as a wholly owned direct subsidiary of Vector (the “Merger”). In connection with the Merger, Registrant has terminated all offerings of its securities pursuant to the Registration Statement on Form S-3 (Registration Statement 333-193949), as amended (the “Registration Statement”).

This Post-Effective Amendment No. 2 to the Registration Statement is being filed solely for the purpose of deregistering any and all securities registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ChyronHego Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on the 9th day of March, 2015.

ChyronHego Corporation

By:	/s/ Johan Apel
Name:	Johan Apel
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on March 9, 2015.

Signature	Title

/s/ Johan Apel	President, Chief Executive Officer and Director
Johan Apel	(Principal Executive Officer)

/s/ Dawn Johnston	Interim Chief Financial Officer
Dawn Johnston	(Principal Financial and Accounting Officer)

Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-3 in reliance on Rule 478 of the Securities Act of 1933, as amended.